Exhibit 99.1

FROM:	FOR:
FRB | Weber Shandwick	Community First Bankshares, Inc.
676 St. Clair	520 Main Avenue
Chicago, IL 60611	Fargo, ND 58124-0001
Contact: Jeff Wilhoit	Contact: Mark A. Anderson
312-640-6757	701-298-5600
jwilhoit@webershandwick.com	IPR@CommunityFirst.com

COMMUNITY FIRST BANKSHARES REPORTS FIRST QUARTER EARNINGS

FARGO, N.D., April 17, 2003 — Community First Bankshares, Inc., (Nasdaq: CFBX) today reported results for the first quarter of 2003.

First Quarter 2003 Highlights

•                  Diluted earnings per share of 50 cents, compared to 47 cents in the first quarter of 2002.

•                  Net income for the first quarter of $19.4 million, up from $19.3 million in the first quarter of 2002.

•                  Return on average equity (ROE) of 21.01 percent, compared to 22.03 percent in the first quarter of 2002 and 20.93 percent in the fourth quarter of 2002.

•                  Return on assets (ROA) of 1.38 percent, compared to 1.38 percent in the first quarter of 2002 and 1.37 percent in the fourth quarter of 2002.

•                  Net interest margin was 5.15 percent in the first quarter of 2003, compared to 5.36 percent in the first quarter of 2002 and 5.12 percent in the fourth quarter of 2002.

•                  Nonperforming assets comprised .61 percent of total assets in the first quarter of 2003, compared to ..42 percent in the first quarter of 2002 and .50 percent in the fourth quarter of 2002. Non-performing assets to period-end loans and OREO was 1.00 percent in the first quarter of 2003, versus .65 percent in the first quarter of 2002 and ..81 percent in the fourth quarter of 2002.

	First Quarter
	2003	2002
Net income (in millions)	$19.4	$19.3
Basic earnings per share	.50	.48
Diluted earnings per share	.50	.47

Return on assets	1.38%	1.38%
Return on common equity	21.01	22.03
Net interest margin	5.15	5.36

Community First Bankshares, Inc., (Nasdaq: CFBX) today reported net income of $19,401,000 for the quarter ended March 31, 2003, or 50 cents per share diluted. This compares to net income of $19,261,000, or 47 cents per share diluted, for the first quarter of 2002.

Return on average equity was 21.01 percent in the first quarter of 2003, and return on average assets was 1.38 percent. In the first quarter of 2002, return on average equity was 22.03 percent and return on average assets was 1.38 percent.  In the fourth quarter of 2002, return on average equity was 20.93 percent, and return on average assets was 1.37 percent.

“We continued to execute key elements of our strategic plan during the first quarter, and our results clearly reflect the success of these efforts,” commented Mark Anderson, president and chief executive officer.  “Our strong quarterly earnings per share performance was particularly gratifying in light of an uncertain economy and ongoing global concerns.   More encouraging to us was the continued effectiveness of our long-term growth plan, which emphasizes sustained growth rather than short term gains.  The cornerstones of this plan continue to be our client solutions focus, an emphasis on credit quality versus quantity, disciplined pricing, measured market extension, new product development and channel expansion.  The first quarter featured positive results and developments on many of these fronts.

“As part of our client solutions focus, our Community Financial Center and Regional Financial Center model emphasizes serving the diverse needs of both retail and business banking clients.  During the first quarter, premium income from our Small Business Administration initiative increased by 142 percent versus the fourth quarter, significantly exceeding our previous quarterly record.  The number of clients taking advantage of our online business banking offering also increased substantially.  On the retail side, mortgage volume remained strong and we continued to build our debit card base.  Our online teller system is expected to roll out on schedule in the second quarter.  Amid a challenging market for insurance and investment products, our commitment to these tools as part of our financial solutions focus enabled us to increase insurance commissions by 25 percent. While securities sales commissions decreased modestly from the previous quarter, it continues to represent strong growth opportunities.

“Although our nonperforming assets increased during the quarter, reflective of the weak economy, problem loans consisted principally of two credits, rather than a systemic portfolio quality issue.  This underscores the success of our loan centralization and special assets group initiatives, both elements of our focus on credit quality.    We believe our disciplined approach to asset and liability pricing softened the decrease we saw in net interest margin versus last year, and allowed us to record a modest increase from the fourth quarter of 2002.  Under our market extension initiative, we entered the Scottsdale, Ariz., market with a new office concentrating on mortgage and investment services.  Also continuing to invest in another of our key growth opportunities, we acquired an insurance agency in Thornton, Colo., early in the second quarter.

“The progress we made in the first quarter toward executing our strategic plan has been positive for Community First, but we believe the industry will not be immune to further concerns should the economic outlook not improve.  The balance of 2003 is likely to continue to be a challenging period in the entire financial services sector.”

Net Interest Income

Interest income in the first quarter of 2003 was $82,858,000, compared to $91,740,000 in the first quarter of 2002, a decrease of 9.7 percent, reflecting further declines in interest rates, as well as continued modest decreases in loans outstanding. Interest expense for the first quarter was $17,964,000, down 28.6 percent from the previous year. Average deposits for the quarter decreased 1.9 percent from the first quarter of 2002. Net interest income was $64,894,000 for the first quarter of 2003, down 2.5 percent compared to $66,586,000 for the first quarter of 2002.  Net interest margin was 5.15 percent for the first quarter of 2003, versus 5.36 percent in the first quarter of 2002 and 5.12 percent in the fourth quarter of 2002.

“Despite a challenging rate environment, we were able to maintain margin on a linked quarter basis, and we believe we remain near the top of our peer group,” said Craig Weiss, chief financial officer.  “Pressures on margin remain, but we will be aggressive in managing margin rather than assume a largely reactive stance to rate spreads.  Given the soft economic environment, we could continue to see a shift in earnings asset mix, as cash flow is directed into our investment portfolio.”

Loan Activity

Total loans as of March 31, 2003, were $3.49 billion, down 4.4 percent from one year ago.  “Our strategy in light of the current market environment is to preserve the quality of our portfolio,” said Ron Strand, vice chairman and chief operating officer.   “Even so, we continue to identify and address pockets of growth within our SBA and indirect consumer lending initiatives.  A disciplined approach to credit administration and approval has long been an operating principle of ours. Community First Mortgage, LLC turned in another solid performance, continuing to enhance efficiency, which has resulted in improved financial performance. On April 14, we appointed Paul Olson as president of Community First Mortgage, LLC to continue implementation of this key strategic initiative.”

Loan Losses

Nonperforming assets represented .61 percent of total assets at March 31, 2003, compared to .42 percent in the same quarter last year and .50 percent in the fourth quarter of 2002. The allowance for loan losses was 1.57 percent of total loans and 195 percent of nonperforming loans at the end of the first quarter, compared to 1.52 percent and 263 percent respectively at March 31, 2002, and 1.57 percent and 245 percent in the fourth quarter of 2002. Net charge-offs were $4.7 million or .54 percent (annualized) of average loans for the first quarter of 2003, compared to $2.9 million or .32 percent for the first quarter of 2002 and $3.2 million or .35 percent in the fourth quarter of 2002.

“As a result of losses taken on two specified credits, our charge-off levels increased from last year,” added Strand.  “As mentioned last quarter, the increase in nonperforming assets we have experienced over the last two quarters are isolated.  We believe the overall condition of our portfolio remains solid. In many cases, we were able to anticipate emerging loan issues, and our special assets group has been proactive in dealing with current and potential areas of concern.  We have also reevaluated limits on loan applications reviewed by our senior credit committee and, as a result, we will have this committee more involved in lending decisions.  As evidence that our centralized consumer credit function is meeting initial expectations, consumer charge-offs have been modestly reduced each of the last two quarters, although we may continue to see spikes in consumer charge-offs until loan centralization is completed.”

Noninterest Income

Noninterest income in the first quarter was a record $20,927,000, compared to $19,000,000 in the first quarter of 2002, for a 10 percent increase.  This represents 24 percent of net revenue, which is on track with the strategic initiative to increase noninterest income as a percentage of net revenue. Insurance commissions were up 24.5 percent in the first quarter of 2003, compared to the same period in 2002.

“Insurance and securities sales are two significant elements of our client solution focus, and both were positives for us when viewed against the difficult markets for these products during the first quarter,”  said Anderson. “Our Scottsdale market extension is expected to enhance our investment services network, in much the same way that our recent Colorado insurance acquisition is expected to enhance our insurance network.”

Noninterest Expense

For the first quarter of 2003, noninterest expense was $53,480,000 compared to $53,109,000 in 2002.  “We continue to streamline internal processes, which resulted in a modest .7 percent increase in noninterest expense in the first quarter of 2003 and a decrease of 1.6 percent on a linked quarter basis,” said Weiss.  “Our ability to control expenses has been one of the drivers that has allowed us to maintain earnings strength through these uncertain economic times.”

Capital Structure

In March, Community First sold 2,400,000 shares of 7.60% Cumulative Capital Securities at $25 per share, or $60 million in the aggregate, of CFB Capital IV, a Delaware statutory trust.  The proceeds of that offering were used to redeem all of the 8.20% junior subordinated debentures that the company issued in 1997, thereby triggering the redemption on April 4 of all 2,400,000 of the 8.20% cumulative capital securities issued by CFB Capital II, a Delaware statutory trust, in 1997.

“We took advantage of the current rate environment to reduce capital securities expense by $360,000 per year,” added Anderson.  “This offering utilized $60 million of the securities covered in the SEC shelf registration filed in February 2002.”

During the quarter, the company raised its regular quarterly dividend to 22 cents per common share from 21 cents, marking the fourteenth dividend increase since the company became publicly held in 1991.

The company repurchased 330,500 of its common shares of its stock during the first quarter of 2003.  Since the first quarter of 2000, the company has repurchased a total of 13.0 million shares, which represents approximately 25 percent of the shares outstanding, with 759,000 shares remaining under the current repurchase authorization.

Community First Bankshares is hosting a conference call at 12:00 noon, CDT on April 17, at which time management will discuss the results of the first quarter.  Individual investors and the media are welcome to join the call in a listen-only mode by calling 888-241-0096 shortly before the scheduled time of the call.  Callers should ask to be connected to the Community First Bankshares conference call hosted by Mark Anderson.  A transcript of the call will be posted on the company’s Web site.

Community First Bankshares, a $5.7 billion financial services company, provides a complete line of banking, investment, insurance, mortgage and trust products to individuals and businesses. The company’s extensive offering of financial products and services is marketed through full-service offices in 136 communities in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. The company’s services include an online banking system that offers electronic bill payment and discount brokerage capabilities, telephone banking and an extensive ATM network. Community First Bankshares stock is traded on The Nasdaq Stock Market® under the symbol CFBX. The latest investor and other corporate information is available at its Web site, www.CommunityFirst.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to:  risk of loans and investments, including dependence on local economic conditions; competition for the company’s customers from other providers of financial services; possible adverse effects of changes in interest rates; execution and implementation of the series of strategic initiatives announced during 2001; balance sheet and capital ratio risks related to the share repurchase program; risks related to the company’s acquisition strategy, including risks of adversely changing results of operations and factors affecting the company’s ability to consummate further acquisitions; and other risks detailed in the company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the company.

-FINANCIAL TABLES FOLLOW-

COMMUNITY FIRST BANKSHARES, INC.

SELECTED FINANCIAL DATA

	Three Months Ended
	March 31
	2003	2002

Current Earnings:
Net interest income	$64,894	$66,586
Non interest income	20,927	19,000
Provision for loan losses	3,487	3,315

Net income applicable to common equity	19,401	19,261

Per Common and Common Equivalent Share Data:
Basic earnings per share	$0.50	$0.48
Diluted earnings per share	$0.50	$0.47

Dividend per common share	$0.22	$0.19
Period end book value	$9.83	$8.83

Average common shares outstanding:
Basic	38,601,216	39,984,092
Diluted	39,111,903	40,644,637

Key Performance Ratios:
Return on average assets	1.38%	1.38%
Return on average common shareholders' equity	21.01%	22.03%
Average common shareholders' equity to average assets	6.57%	6.27%
Leverage ratio	6.72%	6.63%
Net interest margin	5.15%	5.36%
Efficiency ratio	61.31%	60.64%

Average Balance Sheet Data:
Assets	5,699,819	5,651,787
Loans	3,587,067	3,732,033
Available-for-sale securities	1,582,359	1,374,500
Held-to-maturity securities	80,537	77,086
Deposits	4,569,601	4,655,905
Common shareholders' equity	374,448	354,571

End of Period Data:
Assets	5,743,993	5,657,926
Loans	3,494,772	3,654,691
Available-for-sale securities	1,702,469	1,457,223
Held-to-maturity securities	81,018	77,616
Deposits	4,542,720	4,589,575
Common shareholders' equity	377,834	352,040

Common shares outstanding	38,454,327	39,876,334

Credit Quality for Operations:
Annualized net charge-offs to average loans	0.54%	0.32%
Nonperforming assets to total assets	0.61%	0.42%
Nonperforming assets to period end loans and OREO	1.00%	0.65%
Allowance for loan losses to period end loans	1.57%	1.52%
Allowance for loan losses to nonperforming loans	195%	263%

Selected Financial Data

COMMUNITY FIRST BANKSHARES, INC.

FINANCIAL DATA WORKSHEET

(In thousands, except per share amounts)	Q1-03	Q4 02	Q3 02	Q2 02	Q1 02

Earnings Per Share:
Before Extraordinary Items/Cum Effect:
Basic	$0.50	$0.50	$0.52	$0.50	$0.48
Diluted	$0.50	$0.50	$0.51	$0.49	$0.47
After Extraordinary Items/Cum Effect:
Basic	$0.50	$0.50	$0.52	$0.50	$0.48
Diluted	$0.50	$0.50	$0.51	$0.49	$0.47
Common Dividend Declared Per Share	$0.22	$0.21	$0.21	$0.19	$0.19
EOP Book Value	$9.83	$9.78	$9.72	$9.35	$8.83
EOP Shares Outstanding:
Basic	38,454,327	38,678,800	39,320,096	39,585,035	39,876,334
Diluted	38,965,014	39,338,588	39,968,549	40,328,597	40,536,879
Average Shares Outstanding:
Basic	38,601,216	39,080,638	39,424,624	39,772,344	39,984,092
Diluted	39,111,903	39,740,426	40,073,077	40,515,906	40,644,637
HIGH Common Share Price	$27.23	$28.13	$28.15	$28.45	$26.37
LOW Common Share Price	$24.35	$24.41	$22.36	$24.99	$24.14

INCOME STATEMENT
Interest Income (FTE)	84,724	88,632	91,093	92,808	93,751
Interest Expense	17,964	20,705	21,681	22,388	25,154
Net Interest Income (FTE)	66,760	67,927	69,412	70,420	68,597
Loan Loss Provision	3,487	3,298	3,352	3,297	3,315
Investment Securities Transactions	464	488	56	(188)	17
Trading Account	0	0	0	0	0
Foreign Exchange	0	0	0	0	0
Trust Revenue	1,278	1,304	1,272	1,403	1,426
Insurance Revenue	4,081	3,457	3,758	3,330	3,277
Security Sales Revenue	2,051	2,109	1,827	3,467	2,123
Service Charges on Deposits	9,380	10,023	10,344	10,097	9,657
Other Non-Recurring Revenues	0	0	0	0	0
Other Non-Interest Revenue	3,673	3,422	3,628	2,522	2,500
Material Non-Recurring Revenue	0	0	0	0	0
Total Non-Interest Revenues	20,927	20,803	20,885	20,631	19,000
Salaries & Benefits	27,914	28,130	28,105	29,269	28,490
Occupancy & Equipment	8,608	8,178	8,671	8,109	7,874
Deposit Insurance Expense	191	189	194	205	212
Foreclosed Property Expense	370	134	183	304	102
Other Expenses	16,397	17,743	17,218	17,814	16,431
Material Non-Recurring Expenses	0	0	0	0	0
Minority Interest	0	0	0	0	0
Total Non-Interest Expense	53,480	54,374	54,371	55,701	53,109
Pre-Tax Income (FTE)	30,720	31,058	32,574	32,053	31,173
Tax Equivalent Adjustment	1,866	1,982	1,984	2,124	2,011
Reported Pre-Tax Income	28,854	29,076	30,590	29,929	29,162
Taxes	9,453	9,355	10,221	10,072	9,901
Income before extraordinary items	19,401	19,721	20,369	19,857	19,261
Cumulative effect of extraordinary item	0	0	0	0	0
Net Income after extraordinary item	19,401	19,721	20,369	19,857	19,261
MEMO:
Net Tax Applicable to Non-Recurring Items	0	0	0	0	0
Tax Applicable to Securities Transactions	186	195	22	(75)	7
Common Dividends	8,497	8,219	8,294	7,543	7,608
Preferred Dividends -
Non-Convertible	0	0	0	0	0
Convertible	0	0	0	0	0
After Tax Interest on Convertible Debt	0	0	0	0	0
EOP Employees (FTE) - As Reported	2,171	2,200	2,196	2,253	2,258
EOP Domestic Offices	136	136	136	137	137

Financial Data by Quarter

AVERAGE BALANCE SHEET
Taxable Securities	1,594,387	1,468,391	1,373,760	1,400,952	1,365,087
Tax-Exempt Securities	68,509	67,355	80,261	83,610	86,499
Domestic Loans	3,587,067	3,711,180	3,648,884	3,664,634	3,732,033
Foreign Loans	0	0	0	0	0
Other Earning Assets	5,009	20,349	18,862	4,478	5,778
Total Earning Assets	5,254,972	5,267,275	5,121,767	5,153,674	5,189,397
Total Assets	5,699,819	5,723,351	5,574,523	5,614,046	5,651,787
Savings/NOW Accounts	1,681,019	1,650,157	1,610,153	1,647,297	1,643,261
Money Market Deposits	224,291	228,395	196,126	206,119	207,439
Other Consumer Time	1,106,530	1,140,718	1,151,194	1,128,425	1,187,352
CD's $100,000 & Over	612,227	682,002	659,651	643,615	682,733
Foreign Deposits	0	0	0	0	0
Short-Term Borrowings	435,239	345,136	322,489	370,387	318,654
Long-Term Borrowings	130,064	136,165	136,816	132,336	134,609
Total Interest-Bearing Liabilities	4,189,370	4,182,573	4,076,429	4,128,179	4,174,048
Demand Deposits	945,534	980,975	945,637	931,204	935,120
Total Deposits	4,569,601	4,682,247	4,562,761	4,556,660	4,655,905
Trust Owned Preferred Security	128,667	120,000	120,000	139,780	123,333
Non-Convertible Preferred Equity	0	0	0	0	0
Convertible Preferred Equity	0	0	0	0	0
Common Equity	374,448	373,850	370,258	357,773	354,571
Total Preferred Equity	0	0	0	0	0

PARENT COMPANY DATA
EOP Investment in Subsidiaries	583,710	560,319	558,779	552,079	540,586
EOP Goodwill	0	0	0	0	0

ASSET QUALITY
EOP Nonaccrual Loans	27,897	22,728	24,527	21,843	20,831
EOP Restructured Loans	212	220	228	237	243
EOP OREO	7,082	5,990	1,159	1,943	2,735
Total Non-performing Assets	35,191	28,938	25,914	24,023	23,809
Loans > 90 days still accruing	3,364	4,258	3,409	4,067	5,668
EOP In-Substance foreclosure	0	0	0	0	0

NON-PERFORMING LOANS
Construction & Land Development	0	0	0	0	0
Commercial Mortgages	6,232	6,782	7,309	7,086	8,069
Commercial	15,645	11,345	11,396	9,685	8,330
Residential Mortgages	3,911	3,217	3,971	3,351	3,672
LDC	0	0	0	0	0
Other	2,109	1,384	1,851	1,721	760
Total	27,897	22,728	24,527	21,843	20,831

NET CHARGE-OFFS (current quarter)
Commercial Real Estate	250	(40)	(64)	43	(151)
Commercial	1,888	1,238	935	1,744	1,382
Residential Mortgages	208	136	123	583	336
Consumer	1,497	1,793	1,838	720	1,356
LDC	0	0	0	0	0
Agriculture	905	121	(34)	56	(18)
All Other	0	0	0	0	0
Total	4,748	3,248	2,798	3,146	2,905
Gross Charge-offs	6,564	4,685	4,681	4,858	5,825
Gross Recoveries	1,816	1,437	1,883	1,712	2,920

LOAN PORTFOLIO
Construction & Land Development	410,681	439,536	454,418	480,195	498,199
Commercial Mortgages	944,544	888,620	846,138	794,840	766,545
Commercial	687,263	723,530	756,049	787,487	809,503
Real Estate Loans	0	0	0	0	0
Residential Mortgages	445,305	502,276	550,431	556,512	580,090
Home Equity Loans	173,768	177,814	179,873	173,084	163,803
Credit Cards Outstanding	8,915	8,962	8,992	9,007	8,782
Other Consumer	625,666	616,467	618,025	609,559	599,010
LDC	0	0	0	0	0
Foreign	0	0	0	0	0
Agriculture	198,630	220,688	233,207	242,065	228,759
Total Loans & Leases	3,494,772	3,577,893	3,647,133	3,652,749	3,654,691

EOP DATA
Loan Loss Reserve	54,895	56,156	56,106	55,552	55,401
Assets	5,743,993	5,827,170	5,619,702	5,603,955	5,657,926
Total Deposits	4,542,720	4,669,746	4,640,752	4,527,470	4,589,575
Trust Owned Preferred Security	180,000	120,000	120,000	120,000	180,000
Total Preferred Equity	0	0	0	0	0
Common Equity	377,834	378,449	382,376	370,185	352,040
Convertible Debt	0	0	0	0	0
Total Long-Term Debt	123,516	132,961	137,136	133,535	133,281
Deposit Intangibles	24,752	25,395	26,038	26,682	27,325
Goodwill	62,903	62,903	62,903	62,903	62,903
Other Intangibles	7,092	7,182	7,345	6,944	6,920
Total Intangibles	94,747	95,480	96,286	96,529	97,148

RISK-ADJUSTED CAPITAL
EOP Risk-Adjusted Total Assets	4,057,705	4,202,131	4,134,364	4,122,780	4,173,433
Tier I Capital	383,180	377,351	383,086	377,748	372,355
Tier I Ratio	9.44%	8.98%	9.27%	9.16%	8.92%
Tier II Capital	140,930	86,364	88,891	90,015	163,832
Total Capital	524,110	463,715	471,977	467,763	536,187
Total Capital Ratio	12.92%	11.04%	11.42%	11.35%	12.85%
Leverage Ratio	6.72%	6.52%	6.87%	6.79%	6.63%
Equity to Assets Ratio	6.58%	6.49%	6.80%	6.61%	6.22%
Tangible Equity to Assets Ratio	4.93%	4.86%	5.09%	4.88%	4.51%

EFFICIENCY RATIO
Net Interest Income	66,760	67,927	69,412	70,420	68,597
Non-Interest Income	20,927	20,803	20,885	20,631	19,000
Less: Non-Recurring Income	0	0	0	0	0
Less: Other Non-Recurring Items	(464)	(488)	(56)	188	(17)
Total Revenue	87,223	88,242	90,241	91,239	87,580

Non-Interest Expense	53,480	54,374	54,371	55,701	53,109
Less: Non-Recurring Non-Int Expenses	0	0	0	0	0
Less: Other Non-Recurring Expenses	0	0	0	0	0
Total Expense	53,480	54,374	54,371	55,701	53,109

Efficiency Ratio - Reported	61.31%	61.62%	60.25%	61.05%	60.64%

PERFORMANCE RATIOS
Return on Average Assets	1.38%	1.37%	1.45%	1.42%	1.38%
Return on Average Equity	21.01%	20.93%	21.83%	22.26%	22.03%
Net Interest Margin	5.15%	5.12%	5.38%	5.48%	5.36%

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)	Q1-03	Q4 02	Q3 02	Q2 02	Q1 02
Interest income:
Loans	$63,210	$66,852	$69,514	$69,721	$70,759
Investment securities	19,636	19,720	19,517	20,942	20,957
Interest-bearing deposits	12	10	13	9	9
Fed funds sold & resale agreements	0	68	65	12	15
Total interest income	82,858	86,650	89,109	90,684	91,740
Interest expense:
Deposits	14,707	17,300	18,114	18,590	21,568
Short-term & other borrowings	1,358	1,383	1,550	1,812	1,595
Long-term debt	1,899	2,022	2,017	1,986	1,991
Total interest expense	17,964	20,705	21,681	22,388	25,154
Net interest income	64,894	65,945	67,428	68,296	66,586
Provision for loan losses	3,487	3,298	3,352	3,297	3,315
Net interest income after provision for loan losses	61,407	62,647	64,076	64,999	63,271
Noninterest income:
Service charges on deposit accounts	9,380	10,023	10,344	10,097	9,657
Insurance commissions	4,081	3,457	3,758	3,330	3,277
Fees from fiduciary activities	1,278	1,304	1,272	1,403	1,426
Security sales commissions	2,051	2,109	1,827	3,467	2,123
Net gains on sales of available-for-sale securities	464	488	56	(188)	17
Other	3,673	3,422	3,628	2,522	2,500
Total noninterest income	20,927	20,803	20,885	20,631	19,000
Noninterest expense:
Salaries & employee benefits	27,914	28,130	28,105	29,269	28,490
Net occupancy	8,608	8,178	8,671	8,109	7,874
FDIC insurance	191	189	194	205	212
Legal and accounting	407	705	781	915	737
Other professional service	889	1,490	943	1,030	877
Advertising	930	913	1,077	1,028	965
Telephone	1,526	1,277	1,340	1,430	1,528
Restructuring charge	0	0	0	0	0
Data processing	1,718	1,788	1,853	1,764	1,805
Other real estate and repossessed personal property	370	134	183	304	102
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	2,791	2,448	2,450	2,892	2,615
Amortization of intangibles	831	831	833	836	818
Other	7,305	8,291	7,941	7,919	7,086
Total noninterest expense	53,480	54,374	54,371	55,701	53,109

Income before income taxes	28,854	29,076	30,590	29,929	29,162
Provision for income taxes	9,453	9,355	10,221	10,072	9,901
Net income applicable to common equity	$19,401	$19,721	$20,369	$19,857	$19,261
Earnings per common and
common equivalent share:
Basic net income	$0.50	$0.50	$0.52	$0.50	$0.48
Diluted net income	$0.50	$0.50	$0.51	$0.49	$0.47
Average common shares outstanding:
Basic	38,601,216	39,080,638	39,424,624	39,772,344	39,984,092
Diluted	39,111,903	39,740,426	40,073,077	40,515,906	40,644,637

Linked Qtr Inc Stmt

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

ASSETS
Cash & due from banks	$201,185	$242,887	$222,439	$220,914	$200,554
Fed funds sold and securities purchased under agreement to resell	0	0	32,000	1,750	0
Interest-bearing deposits	8,238	4,613	2,812	1,850	1,267
Available-for-sale securities	1,702,469	1,672,445	1,382,789	1,391,944	1,457,223
Held-to-maturity securities	81,018	80,165	79,282	78,403	77,616
Loans	3,494,772	3,577,893	3,647,133	3,652,749	3,654,691
Less: Allowance for loan losses	(54,895)	(56,156)	(56,106)	(55,552)	(55,401)
Net loans	3,439,877	3,521,737	3,591,027	3,597,197	3,599,290

Bank premises & equipment - net	132,736	132,122	128,256	126,811	126,336
Accrued interest receivable	33,844	34,863	39,943	35,804	38,223
Intangibles	94,747	95,480	96,286	96,529	97,148
Other assets	49,879	42,858	44,868	52,753	60,269

Total assets	$5,743,993	$5,827,170	$5,619,702	$5,603,955	$5,657,926

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits:
Noninterest-bearing	$369,282	$470,900	$427,702	$399,769	$382,085
Interest-bearing:
Savings & NOW accounts	2,503,208	2,424,943	2,376,193	2,353,191	2,389,051
Time deposits over $100,000	605,849	670,187	700,005	668,421	677,806
Other time deposits	1,064,381	1,103,716	1,136,852	1,106,089	1,140,633
Total deposits	4,542,720	4,669,746	4,640,752	4,527,470	4,589,575
Fed funds purchased and securities sold under agreement to repurchase	437,287	377,230	253,844	353,288	304,206
Short-term borrowings	30,602	76,260	33,949	52,932	45,996
Long-term debt	117,500	127,500	136,500	132,847	132,478
Capital lease obligations	6,016	5,461	636	688	803
Accrued interest payable	19,669	18,987	19,406	20,014	25,023
Other liabilities	32,365	53,537	32,239	26,531	27,805
Total liabilities	5,186,159	5,328,721	5,117,326	5,113,770	5,125,886
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	180,000	120,000	120,000	120,000	180,000

Shareholders' equity:
Common stock	510	510	510	510	510
Capital surplus	194,144	193,887	192,687	192,550	193,403
Retained earnings	403,759	393,550	382,083	370,938	358,659
SFAS 115 Equity Adjustment	19,389	23,826	22,847	14,477	(87)
Cost of common stock in treasury	(239,968)	(233,324)	(215,751)	(208,290)	(200,445)
Total shareholders' equity	377,834	378,449	382,376	370,185	352,040

Total liabilities and shareholders' equity	$5,743,993	$5,827,170	$5,619,702	$5,603,955	$5,657,926

Period-end common shares outstanding	38,454,327	38,678,800	39,320,096	39,585,035	39,876,334

Book value per common share	$9.83	$9.78	$9.72	$9.35	$8.83

Linked Qtr Balance Sheet

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended
	March 31,		%
(In thousands, except per share amounts)	2003	2002	Change

Interest income:
Loans	$63,210	$70,759	-11%
Investment securities	19,636	20,957	-6%
Interest-bearing deposits	12	9	33%
Federal funds sold and resale agreements	0	15	-100%
Total interest income	82,858	91,740	-10%
Interest expense:
Deposits	14,707	21,568	-32%
Short-term and other borrowings	1,358	1,595	-15%
Long-term debt	1,899	1,991	-5%
Total interest expense	17,964	25,154	-29%
Net interest income	64,894	66,586	-3%
Provision for loan losses	3,487	3,315	5%
Net interest income after provision for loan losses	61,407	63,271	-3%
Noninterest income:
Service charges on deposit accounts	9,380	9,657	-3%
Insurance commissions	4,081	3,277	25%
Fees from fiduciary activities	1,278	1,426	-10%
Security sales commissions	2,051	2,123	-3%
Net gains on sales of securities	464	17	2629%
Other	3,673	2,500	47%
Total noninterest income	20,927	19,000	10%
Noninterest expense:
Salaries and employee benefits	27,914	28,490	-2%
Net occupancy	8,608	7,874	9%
FDIC insurance	191	212	-10%
Legal and accounting	407	737	-45%
Other professional service	889	877	1%
Advertising	930	965	-4%
Telephone	1,526	1,528	0%
Restructuring charge	0	0	0%
Data processing	1,718	1,805	-5%
Other real estate and repossessed personal property	370	102	263%
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	2,791	2,615	7%
Amortization of intangibles	831	818	2%
Other	7,305	7,086	3%
Total noninterest expense	53,480	53,109	1%

Income before income taxes	28,854	29,162	-1%
Provision for income taxes	9,453	9,901	-5%
Net income applicable to common equity	$19,401	$19,261	1%

Earnings per common and common equivalent share:
Basic net income	$0.50	$0.48	4%

Diluted net income	$0.50	$0.47	6%

Average common and common equivalent shares outstanding:
Basic	38,601,216	39,984,092	-3%
Diluted	39,111,903	40,644,637	-4%

Comparative Income Statements

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	%
(In thousands, except per share amounts)	2003	2002	Change

Assets:
Cash and due from banks	$201,185	$242,887	-17%
Federal funds sold and securities purchased under agreements to resell	0	0	0%
Interest-bearing deposits	8,238	4,613	79%
Available-for-sale securities	1,702,469	1,672,445	2%
Held-to-maturity securities	81,018	80,165	1%
Loans	3,494,772	3,577,893	-2%
Less: Allowance for loan losses	(54,895)	(56,156)	-2%
Net loans	3,439,877	3,521,737	-2%
Bank premises and equipment, net	132,736	132,122	0%
Accrued interest receivable	33,844	34,863	-3%
Goodwill	62,903	62,903	0%
Other intangible assets	31,844	32,577	-2%
Other assets	49,879	42,858	16%
Total assets	5,743,993	5,827,170	-1%

Liabilities and shareholders' equity
Deposits:
Noninterest-bearing	369,282	470,900	-22%
Interest-bearing:
Savings and NOW accounts	2,503,208	2,424,943	3%
Time accounts over $100,000	605,849	670,187	-10%
Other time accounts	1,064,381	1,103,716	-4%
Total deposits	4,542,720	4,669,746	-3%
Federal funds purchased and securities sold under agreements to repurchase	437,287	377,230	16%
Other short-term borrowings	30,602	76,260	-60%
Long-term debt	117,500	127,500	-8%
Accrued interest payable	19,669	18,987	4%
Other liabilities	38,381	58,998	-35%
Total liabilities	5,186,159	5,328,721	-3%

Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	180,000	120,000	50%
Shareholders' equity:
Common stock, par value $.01 per share:
Authorized Shares - 80,000,000
Issued Shares - 51,021,896	510	510	0%

Capital surplus	194,144	193,887	0%

Retained earnings	403,759	393,550	3%
Unrealized gain on available-for-sale securities, net of tax	19,389	23,826	-19%
Less cost of common stock in treasury -
March 31, 2003 - 12,567,569 shares
December 31, 2002 - 12,343,096 shares	(239,968)	(233,324)	3%
Total shareholders' equity	377,834	378,449	0%
Total liabilities and shareholders' equity	$5,743,993	$5,827,170	-1%

Period-end common shares outstanding	38,454,327	38,678,800	-1%

Book value per common share	$9.83	$9.78	1%

Comparative Balance Sheet